Exhibit 99.1

Unifi Announces Fourth Quarter and Fiscal 2016 Results

Operating income growth of 16.7% and gross profit growth of 8.5% during the fourth quarter fueled by global expansion of premium value-added products, including REPREVE®

GREENSBORO, N.C., July 27, 2016 – Unifi, Inc. (NYSE: UFI), one of the world’s leading synthetic recycled yarn producers, today released operating results for the fourth quarter and fiscal year ended June 26, 2016.

Fourth Quarter 2016

●

Operating income increased by $2.0 million compared to the prior year fourth quarter. Net income declined by $5.4 million compared to the prior year fourth quarter primarily due to lower earnings from Parkdale America, LLC (“PAL”) and a 33% effective tax rate compared to an 18% effective tax rate in the prior year fourth quarter

●	Gross margin climbed to 16.8%, compared to 14.5% for the prior year fourth quarter

Fiscal 2016

●

Operating income increased by $3.7 million compared to fiscal 2015. Net income declined by $7.7 million compared to fiscal 2015 primarily due to lower earnings from PAL and a 31% effective tax rate compared to a 25% effective tax rate in fiscal 2015

●	Gross margin climbed to 14.5%, compared to 13.2% for fiscal 2015

●	Premium value-added (“PVA”) products surpassed 35% of net sales

“I am pleased to report strong fourth quarter and fiscal 2016 results. Our international operations, coupled with strong sales of PVA products, helped drive solid results,” said Tom Caudle, President of Unifi. “We’ve spent the last several years transforming our business and shifting our sales mix to higher-margin PVA products. We remain committed to producing the highest quality, innovative and sustainable products for our customers around the world. This has been the foundation of our success over the past several years, and we believe it will continue to be as we grow. We’re excited about the course of our business and our global opportunities.”

Fourth Quarter and Fiscal 2016 Operational Review

Net sales were $163.9 million for the fourth quarter of fiscal 2016, compared to net sales of $175.0 million for the fourth quarter of fiscal 2015. Net sales were unfavorably impacted primarily by devaluation of the Brazilian Real and lower selling prices due to lower raw material prices. Net sales were $643.6 million for fiscal 2016, compared to $687.1 million for fiscal 2015 primarily due to the same factors noted in the quarterly comparison.

Market share gains for the International Segment and a disciplined focus on the Company’s PVA portfolio returned strong operating results. Operating income grew in the fourth quarter of fiscal 2016 by $2.0 million and operating margin improved by 168 basis points, both compared to the fourth quarter of fiscal 2015. Operating income for fiscal 2016 grew by $3.7 million and operating margin improved by 96 basis points, both compared to fiscal 2015.

Net income for the fourth quarter of fiscal 2016 was $10.2 million, compared to $15.6 million for the fourth quarter of fiscal 2015, primarily due to $5.1 million of lower pre-tax earnings from PAL and a more favorable effective tax rate in the prior year period. Net income for fiscal 2016 was $34.4 million, compared to $42.2 million for fiscal 2015, with fiscal 2016 adversely impacted by $11.3 million of lower pre-tax earnings from PAL and a more favorable effective tax rate in fiscal 2015.

Adjusted EBITDA was $21.1 million for the fourth quarter of fiscal 2016, compared to $19.2 million for the fourth quarter of fiscal 2015. Adjusted EBITDA was $68.6 million for fiscal 2016 compared to $64.3 million for fiscal 2015. The Company is adopting a new approach to calculating Adjusted EBITDA on a going-forward basis that reduces the number of adjustments and is intended to promote period-to-period consistency. Under the Company’s new approach, Adjusted EBITDA was $20.6 million for the fourth quarter of fiscal 2016, compared to $18.2 million for the fourth quarter of fiscal 2015, and $65.4 million for fiscal 2016, compared to $59.6 million for fiscal 2015. Adjusted EBITDA is a non-GAAP financial measure. The schedules included in this press release reconcile Adjusted EBITDA to net income attributable to Unifi, Inc.

Net debt (total debt less cash and cash equivalents) was $106.4 million at the end of fiscal 2016, consistent with the Company’s expectations and capital allocation priorities, which include enhancing manufacturing operations for continued growth, flexibility and capacity; and expanding the business internationally.

Unifi Announces Fourth Quarter and Fiscal 2016 Results	2

Fiscal 2017 Outlook

For fiscal 2017, the Company anticipates:

●	Revenue growth in the low single digit percentage range, assuming raw material prices are unchanged

●	Operating income and Adjusted EBITDA growth in the low single digit percentage range

●	Effective tax rate in the low 30% range

●	Continuing the current capital investment strategy, with estimated capital expenditures of approximately $40 million

“We expect growth in our top line in fiscal 2017, based on increased contributions from our international operations, PVA portfolio, and our new bottle processing facility, all of which should help offset a soft domestic environment,” said Sean Goodman, CFO of Unifi. “We expect some gross margin pressure in fiscal 2017 associated with initial start-up costs for our bottle processing operation and Recycling Center expansion. We anticipate that the financial benefits of these investments will be realized in fiscal 2018 and beyond. We will continue to invest diligently in our business to position our assets for enhanced returns, to expand internationally, and to continue on a path for long-term growth.”

Fourth Quarter 2016 Earnings Conference Call

The Company will provide additional commentary regarding its fourth quarter and fiscal 2016 results and other developments during its earnings conference call on July 27, 2016, at 8:30 a.m. Eastern Time. The call can be accessed via a live audio webcast on the Company's website at http://investor.unifi.com. For those investors that cannot access the webcast, conference call lines will be available by dialing (877) 359-9508 (Domestic) or (224) 357-2393 (International) and when prompted, providing conference ID number 49483267. Additional supporting materials and information related to the call will also be available on the website.

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Unifi Announces Fourth Quarter and Fiscal 2016 Results	3

About Unifi

Unifi, Inc. (NYSE: UFI) is a multi-national manufacturing company that produces and sells recycled and other processed yarns designed to meet customer specifications, and premium value-added (“PVA”) yarns with enhanced performance characteristics. Unifi maintains one of the textile industry’s most comprehensive polyester and nylon product offerings. Unifi enhances demand for its products, and helps others in creating a more effective textile industry supply chain, through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. In addition to its flagship REPREVE® products – a family of eco-friendly yarns made from recycled materials – key Unifi brands include: SORBTEK®, REFLEXX®, aio® - all-in-one performance yarns, SATURA®, AUGUSTA® A.M.Y.®, MYNX® UV, and MICROVISTA®. Unifi's yarns are readily found in the products of major brands in the apparel, hosiery, automotive, home furnishings, industrial and other end-use markets. For more information about Unifi, visit www.unifi.com; to learn more about REPREVE®, visit www.repreve.com.

For more information, contact:

Chris Donovan or Chris Hodges

Alpha IR Group

312-445-2870

UFI@alpha-ir.com

Financial Statements and Reconciliations to Adjusted Results to Follow

Unifi Announces Fourth Quarter and Fiscal 2016 Results	4

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in thousands)

	June 26, 2016	June 28, 2015
ASSETS
Cash and cash equivalents	$16,646	$10,013
Receivables, net	83,422	83,863
Inventories	103,532	111,615
Other current assets	8,292	7,473
Total current assets	211,892	212,964

Property, plant and equipment, net	185,101	136,222
Investments in unconsolidated affiliates	117,412	113,901
Other non-current assets	12,458	13,285
Total assets	$526,863	$476,372

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and other current liabilities	$61,522	$62,339
Current portion of long-term debt	13,786	12,385
Total current liabilities	75,308	74,724
Long-term debt	109,226	91,725
Other long-term liabilities	15,384	10,830
Total liabilities	199,918	177,279

Total Unifi, Inc. shareholders’ equity	325,031	297,494
Non-controlling interest	1,914	1,599
Total shareholders’ equity	326,945	299,093
Total liabilities and shareholders’ equity	$526,863	$476,372

Unifi Announces Fourth Quarter and Fiscal 2016 Results	5

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in thousands, except per share amounts)

	For the Three Months Ended		For the Fiscal Year Ended
	June 26, 2016	June 28, 2015	June 26, 2016	June 28, 2015
Net sales	$163,858	$174,951	$643,637	$687,121
Cost of sales	136,387	149,632	550,005	596,416
Gross profit	27,471	25,319	93,632	90,705
Selling, general and administrative expenses	12,111	12,406	47,502	49,672
Provision for bad debts	101	300	1,684	947
Other operating expense, net	1,369	709	2,248	1,600
Operating income	13,890	11,904	42,198	38,486
Interest income	(91)	(43)	(610)	(916)
Interest expense	820	788	3,528	4,025
Loss on extinguishment of debt	—	—	—	1,040
Equity in earnings of unconsolidated affiliates	(1,633)	(7,014)	(8,963)	(19,475)
Income before income taxes	14,794	18,173	48,243	53,812
Provision for income taxes	4,879	3,263	15,073	13,346
Net income including non-controlling interest	9,915	14,910	33,170	40,466
Less: net loss attributable to non-controlling interest	(322)	(730)	(1,245)	(1,685)
Net income attributable to Unifi, Inc.	$10,237	$15,640	$34,415	$42,151

Net income attributable to Unifi, Inc. per common share:
Basic	$0.57	$0.86	$1.93	$2.32
Diluted	$0.56	$0.83	$1.87	$2.24

Weighted average common shares outstanding:
Basic	17,844	18,172	17,857	18,207
Diluted	18,329	18,828	18,415	18,836

Unifi Announces Fourth Quarter and Fiscal 2016 Results	6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in thousands)

	For The Fiscal Year Ended
	June 26, 2016	June 28, 2015
Cash and cash equivalents at beginning of year	$10,013	$15,907
Operating activities:
Net income including non-controlling interest	33,170	40,466
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(8,963)	(19,475)
Distributions received from unconsolidated affiliates	4,732	3,718
Depreciation and amortization expense	17,528	18,043
Loss on extinguishment of debt	—	1,040
Non-cash compensation expense	2,501	3,148
Deferred income taxes	5,983	(3,796)
Other, net	(422)	1,199
Changes in assets and liabilities	1,446	(5,440)
Net cash provided by operating activities	55,975	38,903

Investing activities:
Capital expenditures	(52,337)	(25,966)
Proceeds from sale of assets	2,099	3,847
Other, net	(2,654)	(422)
Net cash used in investing activities	(52,892)	(22,541)

Financing activities:
Proceeds from long-term debt	175,365	171,100
Payments on long-term debt	(166,590)	(179,261)
Common stock repurchased and retired under publicly announced programs	(6,211)	(10,360)
Contributions from non-controlling interest	1,560	1,561
Other, net	(482)	(1,230)
Net cash provided by (used in) financing activities	3,642	(18,190)

Effect of exchange rate changes on cash and cash equivalents	(92)	(4,066)
Net increase (decrease) in cash and cash equivalents	6,633	(5,894)
Cash and cash equivalents at end of year	$16,646	$10,013

Unifi Announces Fourth Quarter and Fiscal 2016 Results	7

RECONCILIATIONS OF REPORTED RESULTS TO ADJUSTED RESULTS (Unaudited)

(in thousands)

The Company may, from time to time, modify the amounts used to determine its non-GAAP financial measures. In the fourth quarter of fiscal 2016, the Company simplified the calculation of Adjusted EBITDA by eliminating certain adjustments. Most notably, the Company will no longer include an adjustment for non-cash compensation expenses. This simplification is intended to improve the transparency and consistency of management's primary non-GAAP performance metric. Below, the Company has reconciled Adjusted EBITDA under the new definition (applicable in the fourth quarter of fiscal 2016) to Adjusted EBITDA under the previous definition (i.e. as disclosed in the third quarter earnings release, dated April 20, 2016). The Company deems this dual disclosure helpful for external users, most notably in connection with Adjusted EBITDA amounts provided in prior disclosures.

Similarly in the fourth quarter of fiscal 2016, the Company updated the calculation of Adjusted Net Income. Additionally, the tax impact is presented for each line item in the reconciliation. On the following page, the Company has reconciled Adjusted Net Income under the new definition (applicable in the fourth quarter of fiscal 2016) to Adjusted Net Income under the previous definition (i.e. as disclosed in the third quarter earnings release, dated April 20, 2016). The Company deems this dual disclosure helpful for external users, most notably in connection with Adjusted Net Income amounts provided in prior disclosures.

The reconciliations of the amounts reported under U.S. generally accepted accounting principles (“GAAP”) for Net income attributable to Unifi, Inc. to EBITDA, Adjusted EBITDA (as newly defined) and Adjusted EBITDA (as previously defined) are as follows:

	For the Three Months Ended		For the Fiscal Year Ended
	June 26, 2016	June 28, 2015	June 26, 2016	June 28, 2015
Net income attributable to Unifi, Inc.	$10,237	$15,640	$34,415	$42,151
Interest expense, net	713	745	2,884	3,109
Provision for income taxes	4,879	3,263	15,073	13,346
Depreciation and amortization expense	4,309	4,564	16,893	17,367
EBITDA	20,138	24,212	69,265	75,973

Equity in earnings of Parkdale America, LLC	(860)	(5,976)	(6,074)	(17,403)
EBITDA Excluding Parkdale America, LLC	19,278	18,236	63,191	58,570

Key employee transition costs	1,293	—	2,166	—
Loss on extinguishment of debt	—	—	—	1,040
Adjusted EBITDA, as newly defined (1)	$20,571	$18,236	$65,357	$59,610

Adjusted EBITDA, as newly defined (1)	$20,571	$18,236	$65,357	$59,610
Non-cash compensation expense	312	686	2,501	3,148
Other	176	293	783	1,564
Adjusted EBITDA, as previously defined (2)	$21,059	$19,215	$68,641	$64,322

Note: Amounts presented in the reconciliation above may not be consistent with amounts included in the Company’s condensed consolidated financial statements due to the impact of the non-controlling interest in Repreve Renewables, LLC.

(1)	Represents Adjusted EBITDA calculated under the Company's new definition, as discussed above.
(2)

Represents Adjusted EBITDA calculated under the Company's previous definition, presented here to provide for a comparison to historical Adjusted EBITDA amounts discussed and disclosed in prior periods.

Unifi Announces Fourth Quarter and Fiscal 2016 Results	8

RECONCILIATIONS OF REPORTED RESULTS TO ADJUSTED RESULTS (Unaudited) (Continued)

(in thousands, except per share amounts)

The reconciliations of Income before income taxes, Net income attributable to Unifi, Inc. (“Net Income”) and Basic Earnings Per Share (“EPS”) to Adjusted Net Income and Adjusted EPS are as follows:

	For the Three Months Ended June 26, 2016				For the Three Months Ended June 28, 2015
	Income Before Income Taxes	Tax Impact (5)	Net Income	Basic EPS	Income Before Income Taxes	Tax Impact (5)	Net Income	Basic EPS
GAAP results	$14,794	$—	$10,237	$0.57	$18,173	$—	$15,640	$0.86
Key employee transition costs	1,293	(453)	840	0.05	—	—	—	—
Change in deferred tax liability for unremitted foreign earnings assertion	—	—	—	—	—	(7,822)	(7,822)	(0.43)
Change in deferred tax asset for certain foreign currency transactions	—	—	—	—	—	3,008	3,008	0.17
Change in uncertain tax positions	—	—	—	—	—	3,046	3,046	0.17
Renewable energy tax credits	—	—	—	—	—	(254)	(254)	(0.02)
Bargain purchase gain for an equity affiliate (1)	—	—	—	—	(3,190)	—	(3,190)	(0.18)
Adjusted results, as newly defined (2)	$16,087	$(453)	$11,077	$0.62	$14,983	$(2,022)	$10,428	$0.57

Adjusted results, as newly defined (2)	$16,087	$(453)	$11,077	$0.62	$14,983	$(2,022)	$10,428	$0.57
Change in certain valuation allowances	nm	nm	nm	nm	—	(794)	(794)	(0.04)
Net loss on sale or disposal of assets (3)	nm	nm	nm	nm	650	185	363	0.02
Adjusted results, as previously defined (4)	$16,087	$(453)	$11,077	$0.62	$15,633	$(2,631)	$9,997	$0.55

	For the Fiscal Year Ended June 26, 2016				For the Fiscal Year Ended June 28, 2015
	Income Before Income Taxes	Tax Impact (5)	Net Income	Basic EPS	Income Before Income Taxes	Tax Impact (5)	Net Income	Basic EPS
GAAP results	$48,243	$—	$34,415	$1.93	$53,812	$—	$42,151	$2.32
Key employee transition costs (3)	2,330	(673)	1,493	0.08	—	—	—	—
Change in deferred tax liability for unremitted foreign earnings assertion	—	—	—	—	—	(7,639)	(7,639)	(0.42)
Change in deferred tax asset for certain foreign currency transactions	—	—	—	—	—	3,008	3,008	0.17
Change in uncertain tax positions	—	—	—	—	—	2,879	2,879	0.16
Renewable energy tax credits	—	—	—	—	—	(1,036)	(1,036)	(0.06)
Bargain purchase gains for an equity affiliate (1)	—	—	—	—	(4,696)	—	(4,696)	(0.26)
Loss on extinguishment of debt	—	—	—	—	1,040	(364)	676	0.03
Adjusted results, as newly defined (2)	$50,573	$(673)	$35,908	$2.01	$50,156	$(3,152)	$35,343	$1.94

Adjusted results, as newly defined (2)	$50,573	$(673)	$35,908	$2.01	$50,156	$(3,152)	$35,343	$1.94
Change in certain valuation allowances	—	(461)	(461)	(0.02)	—	(1,506)	(1,506)	(0.08)
Net loss on sale or disposal of assets (3)	nm	nm	nm	nm	778	190	439	0.02
Adjusted results, as previously defined (4)	$50,573	$(1,134)	$35,447	$1.99	$50,934	$(4,468)	$34,276	$1.88

(1) The bargain purchase gain(s) recognized for an equity affiliate did not generate a tax impact for purposes of this reconciliation as the corresponding change in deferred tax expense is offset by a change in the valuation allowance for the Company's investment in the equity affiliate.

(2) Represents Adjusted Net Income calculated under the Company's new definition, as discussed on the previous page.

(3) Includes transactions for Repreve Renewables, LLC. Therefore, the amounts reflected here consider impacts to the valuation allowances and non-controlling interest.

(4) Represents Adjusted Net Income calculated under the Company's previous definition, presented here to provide for a comparison to historical Adjusted Net Income amounts discussed and disclosed in prior periods.

(5) Unless otherwise noted, the amount approximates the impact to the provision for income taxes for the respective line item, using a jurisdictional tax rate of 35% for U.S. and 34% for Brazil.

nm - Not meaningful.

Unifi Announces Fourth Quarter and Fiscal 2016 Results	9

Non-GAAP Financial Measures

Certain non-GAAP financial measures included herein are designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America ("GAAP") because management believes such measures are useful to investors and better reflect the Company’s underlying operations and performance. These non-GAAP financial measures include, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Adjusted Working Capital.

The Company may, from time to time, change the items included within its non-GAAP financial measures. In the fourth quarter of fiscal 2016, the Company simplified the calculation of Adjusted EBITDA by eliminating certain adjustments. This simplification is intended to improve the transparency and consistency of management's primary non-GAAP performance metric. Similarly in the fourth quarter of fiscal 2016, the Company updated the calculation of Adjusted Net Income, similar to that of Adjusted EBITDA. Such change is intended to simplify the metric.

●	EBITDA represents Net income attributable to Unifi, Inc. before net interest expense, income tax expense, and depreciation and amortization expense.
●

Adjusted EBITDA represents EBITDA adjusted to exclude equity in earnings of Parkdale America, LLC and certain other adjustments necessary to understand and compare the underlying results of the Company. Such other adjustments include, but are not limited to, losses on extinguishment of debt and key employee transition costs.

●

Adjusted Net Income excludes certain amounts which management believes do not reflect the ongoing operations and performance of the Company. Adjusted Net Income represents Net income attributable to Unifi, Inc. calculated under GAAP, adjusted to exclude the approximate after-tax impact of certain income or expense items (as well as specific impacts to the provision for income taxes) necessary to understand and compare the underlying results of the Company.

●	Adjusted EPS represents Adjusted Net Income divided by the Company’s basic weighted average common shares outstanding.
●	Adjusted Working Capital represents receivables plus inventory, less accounts payable and accrued expenses.

These non-GAAP financial measures are alternative views of performance used by management, and we believe that investors’ understanding of our performance is enhanced by disclosing these performance measures. We believe that the use of these non-GAAP financial measures as operating performance measures provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies.

Management uses Adjusted EBITDA: (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis, as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is a key performance metric utilized in the determination of variable compensation. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense decreases as deductible interest expense increases; and depreciation and amortization are non-cash charges. Equity in earnings of Parkdale America, LLC is excluded because such earnings do not reflect our operating performance. The other items excluded from these non-GAAP financial measures are excluded in order to better reflect the performance of our continuing operations.

In evaluating non-GAAP financial measures, you should be aware that, in the future, we may incur expenses similar to the adjustments included herein. Our presentation of non-GAAP financial measures should not be construed as indicating that our future results will be unaffected by unusual or non-recurring items. Each of our non-GAAP financial measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results or liquidity measures as reported under GAAP. Some of these limitations are (i) it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; (ii) it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations; (iii) it does not reflect changes in, or cash requirements for, our working capital needs; (iv) it does not reflect the cash requirements necessary to make payments on our debt; (v) it does not reflect our future requirements for capital expenditures or contractual commitments; (vi) it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and (vii) other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, these non-GAAP financial measures should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. You should compensate for these limitations by relying primarily on our GAAP results and using these measures only as supplemental information.

Unifi Announces Fourth Quarter and Fiscal 2016 Results	10

Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the financial condition and results of operations of Unifi, Inc. (the “Company”) that are based on management’s beliefs, assumptions and expectations about our future economic performance, considering the information currently available to management. The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “estimate,” “project,” “expect,” “intend,” “seek,” “strive” and words of similar import, or the negative of such words, identify or signal the presence of forward-looking statements. These statements are not statements of historical fact; they involve risk and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that we express or imply in any forward-looking statement.

Factors that could contribute to such differences include, but are not limited to: the competitive nature of the textile industry and the impact of worldwide competition; changes in the trade regulatory environment and governmental policies and legislation; the availability, sourcing and pricing of raw materials; general domestic and international economic and industry conditions in markets where the Company competes, such as recession and other economic and political factors over which the Company has no control; changes in consumer spending, customer preferences, fashion trends and end-uses; the financial condition of the Company’s customers; the loss of a significant customer; the success of the Company’s strategic business initiatives; the continuity of the Company’s leadership; volatility of financial and credit markets; the ability to service indebtedness and fund capital expenditures and strategic initiatives; availability of and access to credit on reasonable terms; changes in currency exchange, interest and inflation rates; the ability to reduce production costs; the ability to protect intellectual property; employee relations; the impact of environmental, health and safety regulations; the operating performance of joint ventures and other equity investments; and the accurate financial reporting of information from equity method investees.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, except as may be required by federal securities law. The above and other risks and uncertainties are described in the Company’s most recent annual report on Form 10-K, and additional risks or uncertainties may be described from time to time in other reports filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

-end-

Unifi Announces Fourth Quarter and Fiscal 2016 Results	11